Exhibit 5.4

Reed Smith LLP 101 Second Street Suite 1800 San Francisco, CA 94105-3659 +1 415 543 8700 Fax +1 415 391 8269 reedsmith.com

April 30, 2013

Interpore Cross International, LLC

181-185 Technology Drive West

Irvine, California 92618

Re:	Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special counsel to Interpore Cross International, LLC, a California limited liability company (f/k/a Interpore Cross International, Inc.) (the “Guarantor”) and wholly-owned subsidiary of Biomet, Inc., an Indiana corporation (the “Issuer”), in connection with the Guarantor’s guarantees (the “Guarantees”), along with other guarantors, of (i) $1,825,000,000 in aggregate principal amount of the Issuer’s 6.500% Senior Notes (the “Exchange Senior Notes”) issued pursuant to the Senior Notes Indenture (as defined below) and (ii) $800,000,000 in aggregate principal amount of the Issuer’s 6.500% Senior Subordinated Notes (the “Exchange Senior Subordinated Notes” and, together with the Exchange Senior Notes, the “Exchange Notes”) issued pursuant to the Senior Subordinated Notes Indenture (as defined below). We understand that (i) the Exchange Notes are being issued by the Issuer in connection with an exchange offer being made pursuant to a Registration Statement on Form S-4 (such Registration Statement, as supplemented or amended, is hereinafter referred to as the “Form S-4 Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) on or about the date hereof, under the Securities Act of 1933, as amended (the “Securities Act”), (ii) the obligations of the Issuer under the Exchange Notes will be guaranteed by the Guarantor, along with other guarantors, as provided in (x) the Initial Senior Notes Indenture (as may be amended or supplemented from time to time, the “Initial Senior Notes Indenture”), dated as of August 8, 2012, among the Issuer, the guarantors set forth therein and Wells Fargo Bank, National Association, as Trustee, as supplemented by the First Supplemental Indenture, dated as of October 2, 2012 (the “First Supplemental Indenture”; and together with the Initial Senior Notes Indenture, the “Senior Notes Indenture”) and (y) the Senior Subordinated Notes Indenture (as may be amended or supplemented from time to time, the “Senior Subordinated Notes Indenture”, together with the Senior Notes Indenture, the “Indentures”), dated as of October 2, 2012, among the Issuer, the guarantors set forth therein and Wells Fargo Bank, National Association, as Trustee, along with other guarantors,(iii) the Exchange Notes are to be issued pursuant to the Indentures, in exchange for and in replacement of (x) $1,825,000,000 in aggregate principal amount of the Issuer’s 6.500% Senior Notes (the “Original Senior Notes”) issued pursuant to the Senior Notes Indenture and (y) $800,000,000 in aggregate principal amount of the Issuer’s 6.500% Senior Subordinated Notes (the “Original Senior Subordinated Notes”, and together the Original Senior Notes, the “Original Notes”) subject to the exchange offer pursuant to the Form S-4 Registration Statement, and (iv) an affiliate of the Issuer will engage in certain market-making activities in connection with which a registration statement on Form S-1 is to be filed by the Issuer and the Guarantors on or about the date hereof (such Registration Statement, as supplemented or amended, is hereinafter referred to as the “Form S-1 Registration Statement” and, together with the Form S-4 Registration Statement, the

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April 30, 2013

“Registration Statements”) with the Commission for the purpose of registering the Exchange Notes under the Securities Act in connection such market-making activities of an affiliate as described in the Form S-1 Registration Statement. This letter is being delivered to you at the request of the Issuer and at your request. In connection with issuing this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Indentures and the Registration Statement (collectively, the “Opinion Documents”). We have not reviewed any agreement, documents, instruments or other items other than the (i) Opinion Documents, (ii) certificate from an officer of the Guarantor, (iii) the Limited Liability Company Articles of Organization Conversion filed with the California Secretary of State on February 28, 2008, the Amended and Restated Limited Liability Company Agreement of the Guarantor dated March 26, 2013, and certificate of status obtained from the California Secretary of State, and (iv) resolutions of the Guarantor with respect to the Guarantees.

Subject to the assumptions, qualifications, exclusions and limitations that are identified in this letter, we advise you that:

1.	Based solely on the certificate of status from the California Secretary of State, the Guarantor is in good standing in the State of California.

2.	The Guarantor has the power of a limited liability company to execute, deliver and perform its obligations under the Guarantees and the Indentures.

3.	The Indentures have been duly authorized, executed, and delivered by the Guarantor.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered; and the authority of such persons signing on behalf of the parties thereto and the due authorization, execution and delivery of all documents by the parties thereto (except that we make no such assumption with respect to the Guarantor). As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Issuer, the Guarantor and others.

The opinions set forth herein are subject to the following exclusions, qualifications and limitations:

(a)	we do not express any opinion as to the laws of any jurisdiction other than the State of California;

(a)	with respect to the Opinion Documents executed and delivered by Guarantor prior to the date of this opinion, the opinion provided in paragraph 3 above is based solely on the review of the Officer’s Certificate for Guarantor;

April 30, 2013

(b)	the opinions set forth above are given only as of the date hereof and we disavow any undertaking or obligation to advise you of any changes in law or any facts or circumstances that may hereafter occur or come to our attention that could affect any such opinions;

(c)	we express no opinion as to the legality, validity, enforceability or effect of any provision of the Opinion Documents;

(d)	we advise you that waivers of the following may be limited on statutory or public policy grounds: (i) broadly or vaguely stated rights, (ii) the benefits of statutory, regulatory or constitutional rights, (iii) unknown future defenses, or (iv) rights to damages;

(e)	we express no opinion as to the federal law of the United States or state securities laws or regulations; and

(f)	the opinions set forth herein may be limited by the failure of, or the nature or sufficiency, of the consideration received by a party.

The opinions expressed herein are based upon the laws, regulations, and published judicial and administrative decisions of the stated jurisdictions as of the date hereof, and are subject to any amendment, repeal or other modification of the applicable laws, regulations, or judicial or administrative decisions that served as the basis for our opinions, and laws, regulations and judicial and administrative decisions hereafter enacted or rendered.

This opinion letter is addressed to and is solely for the benefit of the addressee. This opinion letter is limited to the matters expressly stated herein and no opinion or other statement may be inferred or implied beyond the matters expressly stated herein. It may not, without our prior written consent, be relied upon for any other purpose or be disclosed to or relied upon by any other person without our prior written consent.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.4 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in each of the Registration Statements. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

This opinion is furnished to you in connection with the filing of the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

Yours truly,
Reed Smith LLP

CHM/RKM